Exhibit (j)

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Shareholders

Legg Mason Partners Managed Municipals Fund, Inc.

(formerly Smith Barney Managed Municipals Fund Inc.):

We consent to the use of our report, incorporated herein by reference, dated April 19, 2006, for Legg Mason Partners Managed Municipals Fund, Inc. as of February 28, 2006 and to the references to our firm under the headings “Financial highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

New York, New York

June 23, 2006